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                                                                    EXHIBIT 16.1



October 1, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:

We have read Item 4 of Form 8-K, dated October 1, 2001, of Digex, Incorporated and are in agreement with the statements made in the second paragraph of Item 4. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                      /s/ ERNST & YOUNG LLP


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